Exhibit 10.3

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

          This Amended and Restated Security and Pledge Agreement (this “Agreement”) is entered into as of the 1st day of November, 2003, by and between Blake Capital Partners, LLC, a Minnesota limited liability company (“Blake”), Wayne W. Mills, a resident of the state of Minnesota (“Mills”), Entrx Corporation, a Delaware corporation formerly known as Metalclad Corporation (the “Corporation”), and Bruce H. Haglund, Esq., a resident of the state of California (“Agent”). This Amended and Restated Security and Pledge Agreement is intended to amend and restate, and take the place of, the Non-Recourse Security and Pledge Agreement entered into by the parties hereto as of December 10, 2001 (the “Non-Recourse Security Agreement”).

Recitals

A.	As of December 10, 2001, the Corporation loaned Blake $1,250,000 (the “Loan”), under the terms of the Non-Recourse Security Agreement and a Non-Recourse Secured Note dated as of the same date (the “Non-Recourse Note”), collateralized by 500,000 shares of the Corporation’s common stock, 350,000 shares of which are owned of record by Blake, and 150,000 shares of which are owned of record by Mills.

B.	Under the terms of the Non-Recourse Security Agreement and Non-Recourse Note (together the “Non-Recourse Documents”), the Corporation had recourse only to the 500,000 shares of the Corporation’s common stock which it could cancel, and apply $2.50 to the principal balance of the Non-Recourse Note for each share of the Corporation’s common stock cancelled.

C.	Under the terms of the Non-Recourse Note, Blake had the right to require shares of the Corporation’s common stock to be cancelled, and a credit of $2.50 per share of the Corporation’s common stock so cancelled to be applied to the principal balance due under the Non-Recourse Note.

D.	The Corporation effected a stock dividend of a wholly-owned subsidiary, Chiral Quest, Inc., to its stockholders of record as of October 11, 2002, which provided for the receipt by each such stockholder of one share of Chiral Quest, Inc. common stock for every two shares of the Corporation’s common stock they held of record. As a result of the dividend, Blake and Mills received 175,000 and 75,000 shares respectively, of Chiral Quest, Inc. common stock. While 250,000 shares of Chiral Quest, Inc. common stock received as a dividend by Blake and Mills was voluntarily delivered to the Agent by Mills and Blake to be held as “Collateral” as defined under the Non-Recourse Security Agreement, the terms of the Non-Recourse Documents are not entirely clear as to the treatment of the Chiral Quest, Inc. common stock as collateral, and the rights of the Corporation to foreclose thereon, and the terms of the Non-Recourse Security Agreement could be read as not requiring that the Chiral Quest, Inc. common stock become part of the Collateral.

E.	The non-recourse nature of the Loan to Blake requires that the Corporation value the Collateral held by the Agent at the end of each accounting period, and report a gain or loss on its financial statements based upon the fluctuating valuations of such Collateral, and the ambiguous terms of the Non-Recourse Documents cause other accounting difficulties.

F.	The Loan to Blake came due on September 8, 2002, and the principal and accrued interest under the Note, which was $1,496,369.87 as of November 1, 2003, remains unpaid.

G.	The Board of Directors of the Corporation has determined that there is a significant advantage to the Corporation to: convert the Loan to one which is with recourse to Blake; permit the Corporation to sell as well as cancel the Collateral held for the Loan; eliminate the requirement that the shares of the Corporation be valued at $2.50 per share; eliminate the ability of Mills to put the Shares to the Corporation at $2.50 per share; obtain a personal guarantee of Wayne W. Mills for the repayment of the Loan; and eliminate the ambiguities of the Non-Recourse Documents.

H.	In exchange for such advantages to the Corporation, the Corporation agrees to other modifications to this Agreement and the Note, including extending the due date of the Loan to October 31, 2007, and changing the rate of interest under the Loan from 12% to a prime rate plus 2%.

I.	Concurrent with the execution of this Agreement by all parties hereto, Blake has executed and delivered a Secured Promissory Note (the “Note”), and Wayne W. Mills has executed and delivered a guarantee of the obligations of Blake under the Note.

Agreement

          In consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1.     DEFINITIONS. For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated:

          1.1 “Collateral” shall mean (i) the Pledged Securities, (ii) all monies or other property at any time and from time to time received in exchange for or with respect to any of the Pledged Securities, and (iii) other property delivered to Agent and intended to become part of the Collateral.

          1.2 “Event of Default” shall mean the occurrence of any one of the following events:

          (a) Blake shall fail to pay any principal or interest on the Note when due in accordance with the terms of the Note; or

          (b) Any material representation or warranty made by Blake or Mills, respectively, as applicable and as more fully set forth in Section 5 below, at any time prior to payment in full of the Note with respect to ownership of the Collateral shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Blake or Mills shall default in the observance or performance of any covenant contained in this Agreement or the Note as the same may be applicable to itself or himself respectively; or

          (d) Either of the Pledgors shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its or his assets, or make a general assignment for the benefit of its or his creditors; or

          (e) There shall be commenced against either of the Pledgors any case, proceeding or other action of a nature referred to in clause (d) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or

          (f) There shall be commenced against either of the Pledgors any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the Collateral which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (g) Either of the Pledgors shall take any action in furtherance of, or indicate its or his consent to, approval of, or acquiescence in, any of the acts set forth in clause (d), (e), or (f) above; or

          (h) Either of the Pledgors shall generally not, shall be unable to, or shall admit in writing its or his inability to, pay its or his debts as they become due.

          1.3 “Fair Market Value” of any property shall be (i) if a marketable security, based upon the closing sale price of the Security (or the high bid price if no closing sales price is quoted) on any national exchange registered under the Securities and Exchange Act of 1934, the NASDAQ System, or as quoted by NASD member broker/dealers on any system approved by the Corporation, and (ii) for all other property, such amount as the Board of Directors, in its discretion, deems to be the Fair Market Value.

          1.4 “Obligations” shall mean the obligations of Blake or Mills under the Note and this Agreement that are specifically applicable to it or him, respectively.

          1.5 “Pledged Securities” shall mean all securities pledged as Collateral under this Agreement, as may be reduced increased or altered from time to time pursuant to the terms of this Agreement, including initially 500,000 shares of the common stock of the Corporation owned beneficially and of record by Pledgors as evidenced by certificates numbered 815 (for 350,000 shares), 817 (for 100,000 shares) and 818 (for 50,000 shares), 250,000 shares of the common stock of Chiral Quest, Inc. owned beneficially and of record by Pledgors as evidenced by certificates numbered 6165 (for 75,000 shares) and 6167 (for 175,000 shares) (the “Certificates”), and all stock dividends issued to Pledgors with respect to such securities.

          1.6 “Pledgors” shall mean Mills and Blake.

2.     PLEDGE OF COLLATERAL.

          2.1 As security for the payment and performance in full of all of the Obligations, Pledgors hereby grant and pledge to the Agent, for the benefit of the Corporation, and hereby grant to the Agent, a security interest in the Collateral to the extent of their respective interests in the Collateral.

          2.2 If Collateral has been previously released to Mills or Blake, then at such time as the Fair Market Value of the Collateral has equaled less than 70% of the amount due under the Note, including accumulated interest, for a period of 40 consecutive trading days, within 20 business days following notification given by the Corporation to Mills, Mills or Blake will be jointly and severally obligated to deliver to and deposit with the Agent, additional assets, to be held and treated as Collateral hereunder, such that the Fair Market Value of the Collateral upon such delivery and deposit, when added to the Fair Market Value of the Collateral held by the Agent immediately prior to such delivery and deposit, equals not less than 100% of the amount due under the Note. Notwithstanding the foregoing, the aggregate Fair Market Value (as of the time of deposit) of the property which Mills and Blake are required to deposit hereunder shall not exceed the aggregate Fair Market Value of the Collateral previously released to Mills and Blake as determined on the date of such release.

3.     DELIVERY OF COLLATERAL TO THE AGENT. The Agent hereby acknowledges the delivery of the Certificates to him, accompanied by stock powers or instruments of transfer with medallion signature guarantees, as the case may be, duly executed in blank by Pledgors (the “Stock Powers”).

4.     CHANGE OF DENOMINATION. The Agent shall have the right (in his sole and absolute discretion) upon the occurrence and during the continuation of an Event of Default, following the expiration of the applicable Cure Period as defined in Section 7.1 or 7.3 hereof, respectively, to exchange the Certificates or other instruments or documents representing the Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement and in accordance with the Uniform Commercial Code.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BLAKE. Blake and/or Mills hereby represent and warrant to, and/or covenant and agree with, the Corporation and the Agent as follows:

          5.1 Blake and Mills are respectively the record and beneficial owners of the Pledged Securities and have the absolute right to pledge to the Agent and to grant to the Corporation a security interest in the Collateral.

          5.2 To the best of Pledgors’ knowledge, the execution, delivery and performance of this Agreement and the Note, the pledge to the Agent, and the grant to the Corporation of a security interest in the Collateral (i) will not violate, or involve the Agent or the Corporation in a violation of, any provision of any law or regulation or any order of any governmental authority or any judgment of any court applicable to Blake or its properties and assets, (ii) will not violate any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which Pledgors are a party or by which Pledgors or any of their property is bound or affected, (iii) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note, instrument or other agreement, and (iv) will not result in the creation, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Pledgors other than pursuant to this Agreement.

          5.3 This Agreement constitutes the legal, valid and binding obligation of Blake and Mills with respect to their respective securities pledged hereunder, and is enforceable in accordance with its terms, subject (i) to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors rights generally and to moratorium laws from time to time in effect, and (ii) to general equitable principles.

          5.4 Blake and Mills have good title to their respective securities pledged hereunder.

          5.5 The Collateral is not subject to any other financial liens, security interests or encumbrances, other than restrictions, which may be imposed under the Securities Act of 1933 or applicable state securities laws.

          5.6 There is no material pending legal or governmental proceeding to which Pledgors are a party or to which any of their properties is subject, which proceeding will materially affect (i) Pledgors’ ability to perform their obligations hereunder, or (ii) the Collateral.

          5.7 This Agreement creates in favor of the Corporation a valid, binding and enforceable security interest in, and lien upon, all right, title and interest of Blake and/or Mills, respectively, in the Collateral and, upon delivery of the Collateral to the Agent, the Corporation will have a fully perfected first and prior security interest in and lien upon all right, title and interest of Blake and Mills in the Collateral.

          5.8 Blake will not create or permit to exist any financial lien, security interest or encumbrance on the Collateral except as permitted by this Agreement.

6.     VOTING RIGHTS; DIVIDENDS; ETC.

          6.1 Pledgors shall be entitled to exercise any and all voting and consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times.

          6.2 Any dividends or distributions of any kind whatsoever (in cash or otherwise) received by Pledgors, including any dividends resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer, which are received in exchange for or with respect to the Pledged Securities, or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer of the Pledged Securities may be a party, shall be and become part of the Collateral pledged hereunder.

7.     NOTICE OF DEFAULT; CURE PERIOD. In the Event of Default, the Corporation shall provide Pledgors Notice of the Event of Default pursuant to paragraph 12 hereof and of its intention, if any, to seek its remedies pursuant to paragraph 8 hereof. Upon receipt of Notice of an Event of Default, Pledgors shall have 30 days within which to cure said default (the “Cure Period”), provided, however, that in no event shall such Cure Period extend more than 5 days beyond Due Date.

8.     REMEDIES. Whenever an Event of Default shall exist, and following the expiration of any Cure Period with respect to such Event of Default, Agent shall, on behalf of and as directed by the Corporation, exercise any of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Minnesota or any other applicable law with respect to the Collateral. The Corporation’s remedies provided herein shall be in addition to all other rights and remedies the Corporation may have under the Note, at law or in equity. If any notification of intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and proper if given at least ten days before such disposition. Pledgor agrees, in the Event of Default, to pay all costs, including reasonable attorneys’ fees incurred by The Corporation or Agent in securing enforcement of any of his rights hereunder.

9.     THE AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default, and following any applicable Cure Period, Pledgors hereby appoint the Agent as their attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the pledge of, and the grant of a security interest in, the Collateral hereunder and the taking of any action and the execution of any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

10.     FURTHER ASSURANCES. Upon the request of the Agent, Pledgors hereby agree to promptly execute and deliver, or cause to be duly executed and delivered, from time to time, such further instruments as may be necessary or proper, in the reasonable judgment of the Agent, to carry out the provisions and purposes of this Agreement, and to do all things necessary or advisable, in the judgment of the Agent, to perfect and preserve the pledge and the security interests of the Agent hereunder and in the Collateral or any portion thereof.

11.     RELEASE OF COLLATERAL.

          11.1 The pledge and grant of the security interest in all of the Collateral hereunder shall terminate upon payment in full of the principal balance of the Note together with any interest owing thereon. Agent hereby acknowledges that his authority is limited to disposition and cancellation of the Collateral only to the extent of the Obligations.

          11.2 At such time as the pledge and security interest hereunder shall terminate, the Agent shall, if requested by Blake or Mills, execute such documents as Blake or Mills may reasonably request, and assign and deliver to Blake or Mills, or to such person or persons as Blake or Mills shall designate, such of the Collateral (if any) as shall not have been sold or cancelled pursuant to the terms hereof, together with appropriate instruments of reassignment and release and share certificates representing the Collateral and any Stock Powers then remaining in the possession or under the control of the Agent. Any such reassignment shall be without recourse upon or warranty by the Agent (other than as to such Collateral being free of any lien or encumbrance created by the Agent).

          11.3 At the request (the “Release Request”) of Mills given to Agent, with a copy to the Corporation, Agent shall release from the Collateral and deliver to Mills or Blake, as the case may be, such portion of the Collateral, the Fair Market Value of which exceeds 110% of the amount due under the Note (including accumulated interest) as of the date the Release Request is given. The Fair Market Value of the Collateral shall be determined and the amount due under the Note shall be reduced by any payment made on the Note, as of the date the Release Request is given. The Agent shall not release or deliver any of the Collateral to Blake or Mills unless (i) the Release Request is accompanied by the payment of an amount to the Corporation equal to at least 25% of the Fair Market Value of the portion of the Collateral for which release and delivery is requested under the Release Request, which payment is to be applied first to the accumulated interest due under the Note, and next to the principal due under the Note, and (ii) the Fair Market Value of the Collateral has equaled or exceeded 110% of the amount due under the Note for each of the 45 trading days prior to the date the Release Request is given. The Agent shall not be required to honor any Release Request permitted under this provision more than once each calendar quarter. No value shall be assigned to Pledged Securities or other Collateral for which there is no active or reliable market.

12.     NOTICES. All notices, deliveries and other communications given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when delivered in hand to the party to be notified, (ii) if sent by U.S. Certified Mail, on the date received as noticed on the return receipt, or (iii) if sent by facsimile or email on the first business day following the date of transmission. Except as may be provided in any notice subsequently given in the manner set forth above, all notices, deliveries and other communications shall be addressed as follows:

If to Blake or Mills:	Wayne W. Mills Blake Capital Partners, LLC 5020 Blake Road Edina, Minnesota 55436 Facsimile No. (952) 930-9553 E-mail: blakecap@hotmail.com

If to Corporation:	Entrx Corporation Suite 2690 800 Nicollet Mall Minneapolis, MN 55402 Facsimile No. (612) 338-7332

Copy to:	Roger Frommelt, Esq. Felhaber, Larson, Fenlon & Vogt 225 S. Sixth Street Suite 4200 Minneapolis, Minnesota 55402 Facsimile No. (612) 338-0535 E-mail: rfrommelt@felhaber.com

If to Agent:	Bruce H. Haglund, Esq. 20 Foxboro Irvine, CA 92614 Facsimile No. _______ E-mail: bhaglund@bhp-law.com

13.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the loan by the Corporation, and the execution and delivery, of the Note pursuant to the Loan Agreement, and shall continue in full force and effect until the payment in full of the Obligations or the, conversion, redemption or prepayment of all of the Note, regardless of the release of part or all of the Collateral pursuant to the provisions of Section 11 hereof.

14.     SUCCESSORS. Whenever in this Agreement any of the parties hereto is referred to such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties.

15.     THE AGENT’S FEES. The Corporation agrees to pay the Agent $300 per hour expended by the Agent in connection with Agent’s duties under this Agreement and the Note, promptly upon receipt of a statement therefor.

16.     INDEMNIFICATION BY THE CORPORATION. The Corporation hereby indemnifies and holds harmless the Agent from and against all claims, demands, losses, judgments, liabilities, penalties and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of any nature whatsoever, arising out of or related to this Agreement. This indemnity shall survive the termination of this Agreement.

17.     GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

18.     FAILURE TO ACT NOT A WAIVER. Neither any failure to exercise, nor any delay on the part of the Agent, Blake or Mills in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

19.     MODIFICATION. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

20.     SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law that may render any provision hereof invalid, illegal or unenforceable in any respect.

21.     COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

22.     HEADINGS. The headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

23.     ARBITRATION. Any dispute relating to this Agreement shall be resolved by final and binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”). A copy of any demand for arbitration shall be filed with the Minneapolis, Minnesota office of the AAA; and such arbitration shall be conducted in Hennepin County, Minnesota, unless all parties expressly agree in writing otherwise. Any award or decision issued by the arbitrator shall be a final and binding determination of the dispute without appeal or review except as permitted by the laws of the State of Minnesota. In addition to any damages awarded in any such arbitration, the prevailing party therein shall be entitled to receive its reasonable attorneys’ fees and costs incurred in prosecuting such arbitration and enforcing any judgment thereon.

24.     WAIVER OF POTENTIAL CONFLICT OF INTEREST. The parties hereto acknowledge that the Agent has acted, and may in the future act, as a legal counsel for the Corporation. The parties agree to waive any potential conflict of interest that may exist as a result of such representation and acknowledge that they have consulted with independent counsel with respect to such potential conflict of interest or have waived such right. In the event of a dispute between Pledgors and the Corporation in connection with this Agreement, the Agent agrees that neither he nor any member of his firm will act as counsel to the Corporation in connection with the resolution of such dispute.

IN WITNESS WHEREOF, Blake, Mills, the Corporation, and the Agent have caused this Agreement to be executed by their respective duly authorized officers, all as of day and year first above written.

BLAKE CAPITAL PARTNERS, LLC

By: Wayne W. Mills, Manager	By: Wayne W. Mills, Individually

ENTRX CORPORATION

By: Kenneth W. Brimmer, Chairman of the Board

Agent:

Bruce H. Haglund, as Agent